Exhibit 99.1

Pioneer Transformers Ltd.

Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

RSM Richter LLP
Chartered Accountants
Montreal

RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

Pioneer Transformers Ltd.

Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone : 514-934-3400
Télécopieur / Facsimile : 514-934-3408
www.rsmrichter.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Pioneer Transformers Ltd.

We have audited the accompanying consolidated balance sheets of Pioneer Transformers Ltd. as at December 31, 2008 and 2007 and the related consolidated statements of earnings and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2008 and December 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and December 31, 2007 in accordance with accounting principles generally accepted in the United States.

Chartered Accountants

Montreal, Quebec
January 30, 2009, except for note 18 which is dated November 30, 2009

Pioneer Transformers Ltd.

Consolidated Balance Sheets
As At December 31, 2008 and 2007
(Expressed in U.S. Funds)

	2008	2007

Assets

Current

Cash	$367,668	$658,168
Accounts receivable	4,837,256	6,184,767
Inventories (note 5)	5,474,384	6,283,657
Prepaid expenses and deposits	47,631	95,867
	10,726,939	13,222,459
Property, Plant and Equipment (note 6)	827,672	1,091,656
Deferred Income Tax Assets (note 11)	-	51,952
Advances to Companies Controlled by Shareholders	-	407,500
	$11,554,611	$14,773,567
Liabilities

Current

Bank indebtedness (note 7)	4,116,452	4,221,681
Accounts payable and accrued liabilities	3,880,345	5,328,839
Current maturity of long-term debt (note 8)	148,168	166,717
Income taxes payable	854,844	3,401,005
	8,999,809	13,118,242
Pension Deficit (note 13)	109,442	377,888
Deferred Income Tax Liabilities (note 11)	68,473	-
Long-Term Debt (note 8)	111,519	316,773
Advances From Ultimate Shareholders	150,000	150,000

Commitments (note 9)

Shareholders' Equity

Capital Stock (note 10)
Authorized without limit and without par value, 750,000 issued and outstanding	590,133	590,133
Accumulated Other Comprehensive Loss	(969,663)	(586,225)
Accumulated Retained Earnings	2,494,898	806,756
	2,115,368	810,664
	$11,554,611	$14,773,567

See accompanying notes

Approved on Behalf of the Board

Pioneer Transformers Ltd.

Consolidated Statement of Shareholders' Equity
For the Year Ended December 31, 2008 and 2007
(Expressed in U.S. Funds)

			Accumulated
	Capital Stock		Other Comprehensive	Retained Earnings	Total Shareholders'
	Number	Amount	Income (Loss)	(Deficit)	Equity

Balance - December 31, 2006	750,000	$590,133	$(646,563)	$(280,124)	$(336,554)
Foreign currency translation adjustment	-	-	41,995	-	41,995
Pension adjustment, net of taxes of ($8,380)	-	-	18,343	-	18,343
Net earnings	-	-	-	1,086,880	1,086,880
Balance - December 31, 2007	750,000	590,133	(586,225)	806,756	810,664
Foreign currency translation adjustment	-	-	(462,719)	-	(462,719)
Pension adjustment, net of taxes of ($34,673)	-	-	79,281	-	79,281
Dividends paid	-	-	-	(449,817)	(449,817)
Net earnings	-	-	-	2,137,959	2,137,959
Balance - December 31, 2008	750,000	$590,133	$(969,663)	$2,494,898	$2,115,368

Pioneer Transformers Ltd.

Consolidated Statements of Earnings and Comprehensive Income
For the Year Ended December 31, 2008 and 2007
(Expressed in U.S. Funds)

	2008	2007

Sales	$43,884,261	$46,012,015

Cost of Goods Sold (including depreciation of $117,566; 2007 - $52,455)	34,895,796	37,823,720
Gross Margin	8,988,465	8,188,295

Expenses
Selling, general and administrative	4,205,135	3,972,929
Depreciation	174,043	132,890
Foreign exchange gain	(98,428)	(857,228)
	4,280,750	3,248,591

Operating Income	4,707,715	4,939,704

Interest and factoring fees	(512,421)	(653,824)
Write-down of advances to companies controlled by shareholders	(700,335)	-
Earnings Before Income Taxes	3,494,959	4,285,880

Income Taxes
Current income taxes	1,265,000	1,230,000
Prior years' assessments	-	1,855,000
Deferred income taxes	92,000	114,000
	1,357,000	3,199,000
Net Earnings	2,137,959	1,086,880

Other Comprehensive Income
Foreign currency translation adjustments	(462,719)	41,995
Pension adjustment, net of taxes $34,673 (2007 - $8,380)	79,281	18,343
Comprehensive Income	$1,754,521	$1,147,218
Basic Weighted Average Number of Shares Outstanding	750,000	750,000
Basic and Diluted Earnings Per Common Share (note 17)	$2.85	$1.45

See accompanying notes

Pioneer Transformers Ltd.

Consolidated Statements of Cash Flows
For the Year Ended December 31, 2008 and 2007
(Expressed in U.S. Funds)

	2008	2007

Funds Provided (Used) -

Operating Activities

Net earnings	$2,137,959	$1,086,880
Depreciation	291,609	185,345
Deferred income taxes	92,000	114,000
Accrued pension	(112,173)	(166,108)
Write-down of advances to companies controlled by shareholders	700,335	-
	3,109,730	1,220,117
Changes in non-cash operating elements of working capital	(2,857,833)	1,780,260
	251,897	3,000,377

Financing Activities

Increase (decrease) in bank indebtedness	776,766	(1,398,249)
Dividends paid	(449,817)	-
Repayment of long-term debt	(152,736)	(42,597)
Advances from (to) ultimate shareholders	31,867	(308,223)
Advance to company under common significant influence	-	(279,330)
	206,080	(2,028,399)

Investing Activities

Additions to property, plant and equipment	(222,213)	(237,642)
Advances to companies controlled by shareholders	(427,407)	(367,997)
	(649,620)	(605,639)
Increase (Decrease) in Cash	(191,643)	366,339
Effect of Foreign Exchange on Cash	(98,857)	69,841

Cash
Beginning of Year	658,168	221,988
End of Year	$367,668	$658,168

See accompanying notes

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

1.	Organization and Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States.  This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary company.  On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

2.	Nature of Business

The Company is a manufacturer of liquid-filled electrical transformers ranging in various sizes and voltage selling primarily to utility companies in North America.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United Stated requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The financial statements include estimates based on currently available information and management's judgment as to outcome of future conditions and circumstances.  Significant estimates in these financial statements include inventory provision, useful lives and impairment of long-lived assets and cost of pension benefits.  Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition

Revenue is recognized when (1) persuasive evidence of an arrangement exists, (2) delivery occurs, (3) the sales price is fixed or determinable and (4) collectibility is reasonably assured.  Revenue is recognized on the sale of goods, when the significant risks and rewards of ownership have been transferred to the buyer upon delivery, provided that the Company maintains neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms.  Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Accounts Receivable

The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions.  The Company writes off trade receivables when they are deemed uncollectible.  The Company records recoveries of trade receivables previously written-off when they receive them.  Management considers an allowance for doubtful accounts of $Nil is sufficient to cover any exposure to loss in its December 31, 2008 and December 31, 2007 accounts receivable.

Property, Plant  and Equipment

Property, plant and equipment are recorded at cost.  Provisions for depreciation are based on their estimated useful lives using the declining balance or straight-line method as follows:

On the declining balance method -

Building                                                                              4%
Furniture and fixtures                                                       20%

On the straight-line method -

Leasehold improvements                                                 over the term of the lease
Machinery and equipment                                               20%
Computer hardware and software                                   33.3%

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.  Expenditures for repairs and maintenance are expensed as incurred.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Foreign Currency Translation

The Company's reporting currency is the United States dollar.  The Canadian dollar is the functional currency of the Company's Canadian operations which is translated to the United States dollar using the current rate method.  Under this method, accounts are translated as follows:

Assets and liabilities - at exchange rates in effect at the balance sheet date;

Revenue and expenses - at average exchange rates prevailing during the year.

Gains and losses arising from foreign currency translation are included in other comprehensive income.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Sales Tax

A Company should disclose the amount of those taxes that is recognized on a gross basis in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant.  While the amounts are not material, the Company's policy is to present such taxes on a net basis in the consolidated statements of earnings.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Employee Benefit Plan

The Company sponsors a defined benefit plan as described in note 13.  The cost of pension benefits earned by employees is actuarially determined using the accumulated benefit method and a discount rate, used to measure interest cost on the accrued employee future benefit obligation, based on market interest rates on high-quality debt instruments with maturities that match the timing and benefits expected to be paid by the plan.  Plan assets are valued using current market values and the expected return on plan assets is based on the fair value of the plan assets.

The costs that relate to employees' current service are charged to income annually.

The transitional obligation created upon adoption of the SFAS 158 is amortized over the average remaining service period of employees.  For a given year, unrecognized actuarial gains or losses are recognized into income if the unamortized balance at the beginning of the year is more than 10% of the greater of the plan asset or liability balance.  Any unrecognized actuarial gain or loss in excess of this threshold is recognized in income over the remaining service period of the employees.

The Company reflects the funded status of its defined pension plans as a net asset or net liability in its balance sheet, with an offsetting amount in accumulated other comprehensive income, and recognizes changes in that funded status in the year in which the changes occur through comprehensive income.

Inventory Valuation

Inventories are priced at the lower of cost or market value.  Cost is determined on a first-in first-out (FIFO) basis.  Raw materials and purchased finished goods are valued at purchase cost.  The cost of work-in-process and manufactured finished goods comprises materials, direct labour and attributable production overheads based on normal levels of activity.

Periodical reviews of the inventory are performed for excess inventory, obsolescence and declines in market value below cost and allowances are recorded against the inventory balance for any such declines.  The Company writes down the value of ending inventory for obsolete and unmarketable inventory equal to the difference between the cost of inventory and the estimated market value.  These reviews require management to estimate future demand for products and evaluate market conditions.  Possible changes in these estimates could result in a write-down of inventory.  If actual market conditions are less favorable than those projected, additional inventory write-downs may be required.  If actual market conditions are more favorable than projected, inventory previously written down may be sold, resulting in lower cost of sales and higher income from operations than expected in that period.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Recently Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations.  Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions.  SFAS 141R will change the accounting treatment for certain specific acquisition related items including: (1) expensing acquisition related costs as incurred; (2) valuing non-controlling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business.  SFAS 141R also includes a substantial number of new disclosure requirements.  SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  We expect SFAS 141R will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”).  SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a non-controlling interest in a subsidiary (minority interest) is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements and separate from the parent company’s equity.  Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest.  It also requires disclosure, on the face of the Consolidated Statement of Operations, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest.  We expect SFAS 160 will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In March 2008, the Financial Accounting Standards Board issued SFAS Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161").  This standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company is currently evaluating the impact that this statement will have on its disclosures related to derivative instruments and hedging activities.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Recently Accounting Pronouncements (Cont'd)

The FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”.  The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities.  Statement 162 is effective 60 days following the Securities and Exchanges Commission's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The adoption of SFAS 162 will not have a material effect on the Company’s financial position or results of operations.

The FASB issued FSP APB-14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.  Additionally, this FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is not permitted.  The adoption of FSP ABB-18-1 is not expected to have a material effect on the Company's financial position or results of operations.

The FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets.  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The adoption of FSP FAS 142-3 is not expected to have a material effect on the Company’s financial position or results of operations.

The FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  This FSP states that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.  The adoption of FSP EITF 03-6-1 is not expected to have a material effect on the Company's financial position or results of operations.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

3.	Summary of Significant Accounting Policies (Cont'd)

Recently Accounting Pronouncements (Cont'd)

EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock was ratified by the FASB.  This EITF addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock.  This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The adoption of EITF 07-5 is not expected to have a material effect on the Company’s financial position or results of operations.

EITF 08-3, Accounting by Lessees for Non-refundable Maintenance Deposits was ratified by the FASB.  This EITF prescribes the accounting for all non-refundable maintenance deposits.  This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 08-3 is not expected to have a material effect on the Company’s financial position or results of operations.

The EITF issued EITF 08-6, “Equity Method Investment Accounting Considerations”.  This EITF considers whether all of the provisions of Statement 141(R) and Statement 160 should be applied when accounting for an equity method investment.  This EITF is effective on a prospective basis in fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years.  The adoption of EITF 08-6 is not expected to have a material effect on the Company's financial position or results of operations.

The EITF issued EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That Is Based on the Stock of an Entity's Consolidated Subsidiary”.  This Issue addresses the determination of whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity's consolidated subsidiary, is indexed to the reporting entity's own stock and therefore should not be precluded from qualifying for the first part of the scope exception in paragraph 11(a) of Statement 133 or being within the scope of Issue 00-19.  This EITF is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years.  The adoption of EITF 08-8 is not expected to have a material effect on the Company's financial position or results of operations.

The FASB issued FSP FAS 132(R)-1, “Employers' Disclosures about Postretirement Benefit Plan Assets”.  This FSP provides guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan.  This FSP also includes a technical amendment to Statement 132R that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented.  This FSP is effective for fiscal years ending after December 15, 2008.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

4.	Adoption of New Accounting Standards

Fair Value Measurements

SFAS No. 157 is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008.  The Company adopted SFAS No. 157 for financial assets and liabilities in fiscal 2008 with no material impact to the consolidated financial statements.  The Company is currently evaluating the potential impact of the application of SFAS No. 157 on the non-financial assets and liabilities found on its consolidated financial statements.

SFAS No. 157 applies to all assets and liabilities that are being measured and reported on a fair value basis.  SFAS No.  157 requires new disclosure that establishes a framework for measuring fair value in GAAP, and expands disclosure about fair value measurements.  This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values.  The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:         Quoted market prices in active markets for identical assets or liabilities.
Level 2:         Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:         Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to SFAS No. 157.  At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.  There are no assets or liabilities measured at fair value as at December 31, 2008.

Fair Value of Financial Instruments

The fair value represents management’s best estimates based on a range of methodologies and assumptions.  The advances to companies controlled by shareholders and the advances from ultimate shareholders are presumed to have a fair value measured by the cash proceeds exchanged at issuance in accordance with APB-21 “Interest on Receivables and Payables”.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

5.	Inventories

	2008	2007

Raw materials	$2,713,644	$2,646,557
Work-in-process	1,956,021	2,912,788
Finished goods	804,719	724,312
	$5,474,384	$6,283,657

Included in raw materials are goods in transit of approximately $394,000 (2007 - $562,000).

The write-down of inventories to their net realizable value amounted to approximately $217,000 (2007 - $255,000) and related to finished goods.  There were no reversals of write-down from previous year.

6.	Property, Plant and Equipment

	Cost	Accumulated Depreciation	2008 Net Carrying Amount	2007 Net Carrying Amount

Land	$6,158	$-	$6,158	$7,566
Building	263,255	94,940	168,315	213,195
Machinery and equipment	2,049,559	1,717,805	331,754	329,487
Furniture and fixtures	103,953	95,998	7,955	8,331
Computer hardware and software	462,026	150,986	311,040	529,641
Leasehold improvements	32,906	30,456	2,450	3,436
	$2,917,857	$2,090,185	$827,672	$1,091,656

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

7.	Bank Indebtedness

The Company's $5,747,000 credit facility is subject to review annually and consists of a revolving loan bearing interest at prime plus 1.5% per annum.  As at December 31, 2008, the interest rates charged were 6% per annum on U.S. funds and 5.5% per annum on Canadian funds.

In February 1995, the Company entered into an agreement with its lender to sell its accounts receivable.  Substantially, all of the accounts receivable as of December 31, 2008 were sold to the lender.  To the extent that the Company draws funds prior to the collection of the accounts receivable (the bank indebtedness), the funds bear interest at prime plus 1.5% per annum.  The Company is contingently liable for credit risk, merchandise disputes and other claims on accounts receivable sold to the lender and, accordingly, accounts receivable are presented on the balance sheet.

The indebtedness is secured by a first ranking hypothec of $32,000,000, security interest on all assets, unlimited personal guarantees by the ultimate shareholders and a principal hypothec of $4,900,000 on immoveable property owned by the Company's wholly-owned subsidiary.

The terms of the banking agreement require the Company to comply with certain financial covenants.  The Company was in compliance with his financial covenants.

8.	Long-Term Debt

	2008	2007
Equipment loans bearing interest at rates varying from 5.93% to 9.93%, repayable in monthly instalments of $15,325 including interest, with a final payment on December 10, 2010, secured by liens on specific equipment having an original cost of $491,000 and net carrying value of $287,000	$259,687	$483,490
Current maturity	148,168	166,717
	$111,519	$316,773

Interest during the year amounted to approximately $28,000 (2007- $9,000).  Principal payments due in each of the next two years are approximately as follows:

2009	$148,000
2010	112,000

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

9.	Commitments

The minimum annual rental payable under the leases for the Company's premises and other operating leases expiring in 2011 are approximately as follows:

2009	$48,000
2010	33,000
2011	11,000

10.	Capital Stock

Authorized without limit as to number and without par value -
Class A redeemable (at an amount equal to the fair market value at the date of issue), non-voting shares, with the right to a non-cumulative annual dividend not to exceed 8%
Class B redeemable (at $0.79 per share), voting shares, with the right to a non-cumulative annual dividend of $0.06 per share
Class C non-voting shares, with the right to dividends as determined by the directors (but equal to any dividends declared on the common shares)
common shares
Issued -
750,000 common shares	$590,133

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

11.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant changes of the Company's deferred tax liabilities and assets as of December 31, 2008 and 2007 are as follows:

	2008	2007

Property, plant and equipment	$(102,627)	$(65,570)
Pension plan deficit	34,154	117,522
	(68,473)	51,952
Valuation allowance	-	-
Net Deferred Tax Assets (Liabilities)	$(68,473)	$51,952

The reconciliation of the effective income tax rate, to the statutory rate for the years ended December 31, 2008 and 2007 is as follows:

	2008	2007

Statutory income taxes	$1,126,000	$1,345,000
Write-down of advances to companies controlled by shareholder	248,000	-
Prior years' assessments	-	1,855,000
Other	(17,000)	(1,000)
Effective income taxes	$1,357,000	$3,199,000

In 2007, the Company received notices of reassessments from the Federal and Provincial governments amounting to approximately $2,030,000 including interest and penalties of approximately $400,000.  A portion of the reassessed taxes, interest and penalties, approximately $860,000, relate to withholding taxes and have been expensed in 2007.  The remaining taxes, interest and penalties relate to a transfer pricing adjustment and although they have been expensed in 2007, the Company has filed a notice of objection against the said reassessments.  Management believes that the success of the appeal on the transfer pricing adjustment is unknown.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

11.	Income Taxes (Cont'd)

Unrecognized Tax Benefits

On January 1, 2007, the Company adopted the provisions for FIN 48, which is an interpretation of SFAS No. 109. FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues.  FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any.  The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.  Prior to January 1, 2007 and the implementation of FIN 48, the Company recorded tax contingencies when the exposure item became probable and reasonably estimable, in accordance with SFAS No. 5, Accounting for Contingencies.  The adoption of FIN 48 has not had a material effect on our financial position or results of operations for the years 2007 and 2008.

The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties

Additionally, FIN 48 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.

The Company’s policy to include interest and penalties related to unrecognized tax benefits within the provision for income taxes did not change as a result of adopting FIN 48.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

11.	Income Taxes (Cont'd)

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business.  For each jurisdiction a statute of limitations period exists.  After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period.  Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid.  The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of December 31, 2008:

Tax Jurisdictions	Tax Years

Federal - Canada	2004 and onward
Provincial - Quebec	2004 and onward
Provincial - Ontario	2004 and onward

12.	Statement of Cash Flows Information

	2008	2007

Accounts receivable	$224,142	$339,316
Inventories	(411,218)	(868,993)
Prepaid expenses	34,691	(25,264)
Income taxes recoverable	-	65,210
Accounts payable and accrued liabilities	(521,244)	(869,475)
Income taxes payable	(2,184,204)	3,139,466
Changes in non-cash operating elements of working capital	$(2,857,833)	$1,780,260

Additional Cash Flows Information:
Interest paid	$285,373	$446,723
Income taxes paid (recovered)	3,448,911	(118,760)

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Pension Plan

The Company sponsors a defined benefit pension plan in which a majority of its employees are members.  The employer contributes 100% to the plan.  The benefits, or the rate per year of credit service, are established by the Company and updated at its discretion.

Cost of Benefits

The components of the expense we incurred under our pension plan are as follows:

	2008	2007

Current service cost, net of employee contributions	$62,037	$83,022
Interest cost on accrued benefit obligation	129,885	131,746
Actual loss (return) on plan assets	323,868	(59,316)
Actuarial gain on plan assets	(457,221)	(89,277)
Amortization of transitional obligation	12,557	13,518
Amortization of past service costs	5,716	6,154
Amortization of net actuarial gain	16,493	18,360
Total benefit cost	$93,335	$104,207

Benefit Obligation

Our obligation for the pension plan is valued annually as of the beginning of each fiscal year.  The projected benefit obligation represents the present value of benefits ultimately payable to plan participants for both past and future services expected to be provided by the plan participants.

Our obligations pursuant to our pension plan are as follows:

	2008	2007

Projected benefit obligation at beginning of year	$2,523,858	$2,462,322
Current service cost	62,037	76,629
Interest cost	129,885	121,601
Actuarial loss	(536,407)	(74,022)
Benefits paid	(89,776)	(67,412)
Foreign exchange adjustment	(415,951)	4,740
Projected benefit obligation at end of year	$1,673,646	$2,523,858

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Pension Plan (Cont'd)

A summary of expected benefit payments related to our pension plan are as follows:

Pension Plan
Fiscal year 2009	$87,200
Fiscal year 2010	100,900
Fiscal year 2011	121,900
Fiscal year 2012	137,100
Fiscal year 2013	153,900
Fiscal year 2014 - 2020	1,224,300

Other changes in plan assets and benefit obligations recognized in other comprehensive income:

	2008	2007

Amortization of past service cost	$5,716	$5,680
Amortization of net actuarial gain	16,494	16,946
Amortization of transitional obligation	12,557	12,477
Net actuarial loss (gain) adjustment	79,187	(8,380)
Total recognized in other comprehensive income	$113,954	$26,723

The estimated net loss (gain) amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year amounts to $16,495.  The estimated prior service cost amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year amounts to $5,715.  The estimated transitional asset amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year amounts to $12,555.

The accumulated other comprehensive loss consists of the following amounts that have not yet been recognized as components of net benefit cost:

	2008	2007

Unrecognized prior service cost	$95,420	$101,136
Unrecognized net actuarial loss	423,425	519,106
Unrecognized transitional obligating	135,271	147,828
Deferred income taxes	(196,292)	(230,965)
	$457,824	$537,105

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Pension Plan (Cont'd)

Plan Assets

Assets held by the pension plan are invested in accordance with the provisions of our approved investment policy. The pension plan’s strategic asset allocation was structured to reduce volatility through diversification and enhance return to approximate the amounts and timing of the expected benefit payments.  The asset allocation for our pension plan at the end of fiscal years 2008 and 2007 and the target allocation for fiscal year 2009, by asset category are as follows:

	Pension Plan
	Allocation at December 31, 2008	Allocation at December 31, 2007	2009 Target Allocation
Equity securities	55%	55%	55%
Fixed income securities	41	41	41
Real estate	4	4	4
Total	100%	100%	100%

Changes in the assets held by the pension plan in fiscal 2008 and 2007 are as follows:

	2008	2007

Fair value of plan asset at beginning of year	$2,145,970	$1,875,517
Actual return on plan assets	(323,868)	54,749
Employer contributions	205,510	262,291
Benefits paid	(89,776)	(67,412)
Foreign exchange adjustment	(373,632)	20,825
Fair value of plan assets at end of year	$1,564,204	$2,145,970

Contributions

Our policy is to fund the pension plan at or above the minimum required by law.  The Company made $205,000 (2007 - $262,000) of contributions to its defined benefit pension plan during the year.  The Company expects to make contributions of less than $275,000 to the defined benefit pension plan in fiscal 2009.  Changes in the discount rate and actual investment returns which continue to remain lower than the long-term expected return on plan assets could result in the Company making additional contributions.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Pension Plan (Cont'd)

Funded Status

The funded status of our pension plan is as follows:

	2008	2007

Projected benefit obligation	$1,673,646	$2,523,858
Fair value of plan assets	1,564,204	2,145,970
Accrued obligation (long-term)	$109,442	$377,888

Assumptions

	2008	2007

Assumptions used in accounting for the pension plan -
Weighted average discount rate used to determine the accrued benefit obligations	7.25%	5.50%
Discount rate used to determine the net pension expense	5.50	5.25
Expected long-term rate of return on plan assets	6.50	7.50

To determine the expected long-term rate of return on pension plan assets, the Company considers the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets.  The Company applies the expected rate of return to a market related value of the assets which reduces the underlying variability in assets to which the Company applies that expected return.  The Company amortizes gains and losses as well as the effects of changes in actuarial assumptions and plan provisions over a period no longer than the average future service of employees.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Pension Plan (Cont'd)

Primary actuarial assumptions are determined as follows:

•
The expected long-term rate of return on plan assets is based on the Company’s estimate of long-term returns for equities and fixed income securities weighted by the allocation of assets in the plans.  The rate is impacted by changes in general market conditions, but because it represents a long-term rate, it is not significantly impacted by short-term market swings.  Changes in the allocation of plan assets would also impact this rate.

•
The assumed discount rate is used to discount future benefit obligations back to today’s dollars.  The discount rate is reflective of yield rates on U.S. long-term investment grade corporate bonds on and around the December 31 valuation date.  This rate is sensitive to changes in interest rates.  A decrease in the discount rate would increase the Company’s obligation and expense.

14.	Major Customer

Sales to one customer accounted for approximately 26% of sales in 2008 (33% in 2007).  Outstanding accounts receivable sold to the lender for this customer at December 31, 2008 accounted for 22% (25% in 2007) of total trade receivables.

15.	Related Party Transactions

The following table summarizes the Company's related party transactions for the year measured at the exchange amount, which is the amount of the consideration established and agreed to by the related parties:

	2008	2007

Company Under Common Significant Influence
Administration fee expense	$124,000	$73,000
Ultimate Shareholder
Consulting fee expense	150,000	68,000

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

15.	Related Party Transactions (Cont'd)

The advances from ultimate shareholders amounting to $150,000 (2007 - $150,000), have no specific terms of repayment and bear interest at 12% per annum.  Interest incurred during the year amounted to approximately $18,000 (2007 - $18,000).  The advances are not to be repaid prior to October 1, 2010.

The advances to company controlled by shareholders were written off during the year (2007 - $407,500), and bear no interest.

The above related party transactions have been measured of the exchange amount, which is the amount of the consideration established and agreed to by the related parties.

16.	Segmented Information

The Company has one operating segment, being the sale of electrical transformers.  Revenues are attributable to countries based on the location of the Company's customers.

	2008	2007

Canada	$37,301,622	$39,110,209
United States	5,266,111	4,141,081
Others	1,316,528	2,760,725
Total	$43,884,261	$46,012,015

17.	Basic and Diluted Earnings Per Common Share

Basic and diluted earnings per common share is calculated based on the weighted average number of shares outstanding during the year.

Pioneer Transformers Ltd.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

18.	Subsequent Events

Subsequent to year end, the Company obtained a new $ 8,825,000 credit facility which is subject to review annually and consists of an operating demand line of credit, a demand loan and foreign exchange contracts.  Borrowings under the credit facility are limited by certain margin requirements concerning accounts receivable and inventories and bear interest at bank prime rate per annum.  The terms of the banking agreement require the Company to comply with certain financial covenants.  As security for the credit facility, the Company and its wholly-owned subsidiary have pledged properties in the amount of $9,300,000 and have furnished cross guarantees to the lender. The new credit facility will replace the credit facility described in note 7.

On November 30, 2009, Sierra Concepts, Inc. changed its name to Pioneer Power Solutions, Inc. and on the days following, completed the acquisition of 100% of the outstanding shares of common stock of the Company in a transaction that has been accounted for as a recapitalization of Pioneer Transformers Ltd.

Immediately prior to the share exchange, Pioneer Transformers Ltd. declared and paid a dividend amounting to $2,000,000.

All of the Company’s shares were exchanged for 22,800,000 newly issued shares of common stock of Pioneer Power Solutions, Inc. and a five-year warrant to purchase up to 1,000,000 shares of common stock of Pioneer Power Solutions, Inc. at an exercise price of $3.25 per share.  In connection with the closing of the share exchange, Pioneer Power Solutions, Inc. sold 5,000,000 shares of its common stock at a purchase price of $1 per share in a private placement, resulting in aggregate gross proceeds of $5,000,000.  In addition, at the close of the share exchange, Pioneer Power Solutions, Inc. sold five-year warrants to purchase an aggregate of 1,000,000 shares of its common stock at an exercise price of $2 per share to certain investors for aggregate gross proceeds of $10,000. Following the closing of the share exchange and the private placement, Pioneer Power Solutions, Inc. transferred all of its pre-share exchange assets and liabilities to a wholly-owned subsidiary, Sierra Concepts Holdings, Inc., and immediately thereafter, transferred all of the outstanding common stock of Sierra Concepts Holdings, Inc., in exchange for certain indemnifications, waivers and releases, along with the cancellation of an aggregate of 7,200,000 shares of Pioneer Power Solutions, Inc.’s common stock.